EXHIBIT 10.18




                                    AGREEMENT

                  THIS AGREEMENT, dated this __ day of January, 1988, by and between REMINGTON ARMS COMPANY, INC., a corporation of the State of Delaware, having its principal offices at 1007 Market Street, Wilmington, Delaware 19898 (hereinafter "REMINGTON"), and DESA INTERNATIONAL, INC., a corporation of the State of Delaware, having its principal offices at 2701 Industrial Drive, Bowling Green, Kentucky 42101 (hereinafter "DESA").

                              W I T N E S S E T H:

                  WHEREAS, in 1969 REMINGTON sold its power tools business to DESA Industries, Inc. (DESA Industries), and in connection therewith REMINGTON assigned to DESA Industries all rights, title and interest to the trademark "Remington" as associated with products presently produced by REMINGTON at the Park Forest Plant (being the products identified in Schedule E attached thereto, a copy of which is attached to this Agreement, such products hereinafter called the "Schedule E Products") provided that the assignee agree to use the mark only in simple block letter form and only in connection with the Schedule E products;

                  WHEREAS, DESA has succeeded to certain interests of DESA Industries, including the aforesaid rights, title and interest to the trademark "Remington"; and DESA presently uses the trademark "Remington" with certain of the Schedule E Products;

                  WHEREAS, DESA wishes to use the trademark "Remington" for certain space heaters, as well as with Schedule E Products;


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                  WHEREAS,  REMINGTON  has no  objection  to  DESA's  use of the trademark "Remington" for this additional purpose, provided it is agreed that this is not to be construed as a precedent for expansion into other uses of the "Remington" mark by DESA; and DESA is willing to provide assurance of such an agreement;

                  WHEREAS, DESA filed trademark application Serial No. 632528 on November 26, 1986 in the United States Patent and Trademark Office to register the mark "Remington" for fluid-fuel fired, fixed and mobile space heaters for domestic and industrial use, and REMINGTON filed notice of opposition to such application; and

                  WHEREAS, REMINGTON is willing not to oppose said application, provided DESA amends the goods description thereof to "fluid-fuel fire, forced air type portable horizontally disposed cylindrical space heaters, and propane vapor-fired vertically disposed cylindrical convection-type space heaters of 35,000 B.T.U.'s per hour capacity or greater use primarily for industrial, commercial and agricultural use" (hereinafter called "designated space heaters"), and provided further that DESA agrees not to expand the use of the "Remington" trademark for any purpose other than for Schedule E Products and for designated space heaters;

                  NOW, THEREFORE, in view of the premises and of the mutual covenants expressed hereinafter, it is hereby agreed by and between the parties as follows:

                  1. REMINGTON has no objection to DESA's use of the trademark "REMINGTON" in simple block letter form on Schedule E Products and on designated space heaters.

                  2. DESA shall not use the trademark "REMINGTON" except on Schedule E Products and on designated space heaters.


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                  3.  DESA's  use of the  trademark  "REMINGTON"  on  Schedule E
Products and on designated space heaters shall be only in simple block letter form.

                  4. The aforesaid limitations and restrictions on DESA's use of the trademark "Remington" shall be binding upon and inure to the benefit of any successors and assigns of the parties

                  5. DESA, with the consent of Remington, shall amend the goods description of application Serial No. 632528 to the description of designated space heaters state herein.

                  6. Upon such amendment, REMINGTON shall not oppose trademark application Serial No. 632528 filed by DESA.

                  7. The parties hereto agree that this Agreement shall be construed consistent with and under the laws of the United States, the constitution of the United States, and the constitution and laws of the State of Delaware.

                  8. The parties hereto agree that this Agreement sets forth the entire agreement and understanding between the parties as to the subject matter set forth herein, and that no modifications, amendments, or supplements to this Agreement shall be effective for any purposes unless in writing and signed by the parties against whom such notification, amendment, or supplement is used.

                  IN WITNESS whereof this Agreement is duly signed by the parties effective as of the date first above mentioned.

REMINGTON ARMS COMPANY, INC.                       DESA INTERNATIONAL, INC.
By:                                                By:
Title:                                             Title:


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                                   SCHEDULE E
                         PRODUCTS SUBJECT TO REMINGTON'S
                          COVENANT NOT TO MAKE OR SELL

1. Gasoline engine powered chain saws, concrete rubbing machines, concrete vibrators, power trowels, concrete screeds, cutoff saws and rail grinders.

2.       Pneumatic  motor  powered  chain  saws,  concrete  vibrators,   drills,
         screwdrivers,   nutsetters,  impact  wrenches,  grinders,  sanders  and
         circular saws.

3.       Electric motor powered chain saws, concrete rubbing machines,  concrete
         vibrators,   terrazzo  grinders,   flexible  shaft  grinders,  sanders,
         polishers, brushes and circular saws.

4. Parts, accessories, and attachments for tools listed in Paragraphs 1 through 3 above, including chain saw guide bars, chain saw sprockets, saw chain, flexible shafts, spindles and electric motors, but not including wheels, blades, discs and similar devices which are abrasive coated.

5. Powder actuated stud drivers, hole punchers, livestock stunning tools and 8 gauge industrial kiln guns.

6. Parts, accessories, and attachments for tools listed in Paragraph 5 above, including studs, pins and mechanically-held expansion bolts.